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                                 EXHIBIT 10.34



            China Resources Development, Inc., Amended and Restated 1995 Stock Option Plan, as amended on December 30, 1996
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                       CHINA RESOURCES DEVELOPMENT, INC.
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN

1.       Purpose.

         The plan shall be known as The China Resources Development, Inc., Stock Option Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of China Resources Development, Inc. (the "Company"), and its subsidiaries by (i) providing certain officers, key employees, directors, consultants, and affiliates of the Company and its subsidiaries with incentives to improve stockholder values and contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, or any combination of the foregoing, may be made under the Plan.

2.       Definitions.

         (a) "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (b) "Nonqualified Stock Option" means any stock option other than an Incentive Stock Option.

         (c) "Subsidiary" and "subsidiaries" mean a corporation or corporations of which outstanding shares representing 50% or more of the combined voting power of such corporation or corporations are owned directly or indirectly by the Company.

         (d) "Disability" means a permanent and total disability as defined in Section 72(m)(7) of the Code.

         (e) "Retirement" means termination of one's employment with the approval of the Committee.

         (f)      "Cause" means the occurrence of one of the following:

                  (i) Conviction for a felony or for any crime or offense lesser than a felony involving the property of the Company or a subsidiary.

                 (ii) Conduct that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise, as evidenced by a final determination of a court or governmental agency of competent jurisdiction in effect after exhaustion or lapse of all rights of appeal.


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                 (iii)     Gross dereliction of duty or other grave
                           misconduct, as determined by the Company.

         (g) "Competition" is deemed to occur if a participant who has terminated employment subsequently obtains a position as a full-time or part-time employee, as a member of the board of directors, or as a consultant or advisor with or to, or acquires an ownership interest in excess of five percent (5%) of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any subsidiary with which the participant was involved in a management role at any time during the last five years of his employ-ment with the Company or any subsidiary.

         (h) "Change in Control" shall mean an event that would be required to be reported in response to Item 1 of Form 8-K or any successor form thereto promulgated under the Securities Exchange Act of 1934 ("Exchange Act") if the Company were subject to such Act (or that is so required if and when the Company is subject to such Act).

         (i) "Fair Market Value" of a share of Common Stock of the Company shall mean, with respect to the date in question, the average of the closing bid and asked prices as quoted by the National Association of Securities Dealers through its OTC Bulletin Board or its automated quotation system ("NASDAQ"); or, if the Company's Common Stock is listed or admitted to unlisted trading privileges on a national stock exchange, either (x) the average of the highest and lowest officially-quoted selling prices on such exchange or (y) the closing sale price of such stock, as selected by the Committee; or if the Company's Common Stock is not quoted by the NASD or NASDAQ, traded on such an exchange, or otherwise traded publicly, the value determined, in good faith, by the Committee.

3.       Administration.

                  A. The Plan shall be administered by a the Board of Directors or by a committee appointed by the Board of Directors consisting of at least three of its members. No member of the Committee, while a member, shall be eligible to participate in the Plan. Subject to the provisions of the Plan, and subject to ratification of the grant by the Board of Directors (if so required by applicable state law), the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) interpret the Plan and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the



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         Committee on all matters relating to the Plan shall be in the
         Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, its stockholders, and the participants in the Plan, unless otherwise determined by the Board of Directors. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. The Committee and shall keep full records and accounts of its proceedings and transactions, and all such transactions shall be reported to the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any
         stock option   granted under it.

                  B. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to and approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board of Directors if no Committee has been appointed. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter administer the Plan.

                  C. Notwithstanding the provisions of paragraph 3.A., stock options may be granted to members of the Board of Directors; however, no stock option shall be granted to any person who is, at the time of the proposed grant, a member of the Board of Directors unless such grant has been approved by a majority vote of the other members of the Board of Directors. All grants of stock options to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Member of the Board of Directors who either (i) are eligible for stock options pursuant to the Plan or (ii) have been granted stock options may vote on any matters affecting the administration of the Plan or the grant of any stock options pursuant to the Plan, except that no such member shall act upon the granting to himself of stock options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board of Directors during which such action is taken with respect to the granting to him of stock options.

                  D. Notwithstanding any other provision of this paragraph 3, in the event the Company registers any equity security pursuant to
         Section 12 of the Securities Exchange Act




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         of 1934, as amended (the "Exchange Act"), any grants of stock options to directors made at any time from the effective date of such registration until six months after the termination of such registration shall be made only by the Board of Directors; provided however, that if a majority of the Board of Directors is eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any of its affiliates, or has been so eligible at any time within the preceding year, any grant of stock options to directors must be made by, or in accordance with the recommendation of, a committee consisting of three or more persons who may, but need not be, directors or employees of the Company appointed by the Board of Directors but having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time within the preceding year. The requirements imposed by the preceding sentence shall also apply with respect to grants to officers who are not also directors. Once appointed, the committee shall continue to serve until otherwise directed by the Board of Directors.

4.       Shares Available for the Plan.

         Subject to adjustments as provided in Section 12, the number of shares of Common Stock of the Company (hereinafter the "shares") which may be issued pursuant to the Plan is that number of shares which would, in the aggregate and if deemed outstanding, constitute 20% of the Company's then-outstanding shares of Common Stock, as determined at the time of granting stock options. Such shares may represent authorized but unissued shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, such unpurchased or forfeited shares shall thereafter be available for further grants under the Plan.

5.       Participation.

         Participation in the Plan shall be limited to those officers, directors, key employees, consultants and affiliates of the Company and its subsidiaries selected by the Committee. Nothing in the Plan or in any grant there-under shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate an employee at any time.

                  Incentive or nonqualified stock options, or any combination thereof, may be granted to such persons and for such number of shares as the Committee shall determine (such individuals to whom grants are made being herein called "optionees"). A grant of any type made hereunder in any one year to an eligible employee shall neither guarantee nor



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         preclude a further grant of that or any other type to such employee in that year or subsequent years.

                  The maximum number of shares with respect to which incentive or nonqualified options, or any combination thereof, may be granted to any single individual in any one calendar year shall not exceed 500,000 shares.

6.       Incentive and Nonqualified Options.

         The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

         (a) Price. The price per share deliverable upon the exercise of each Incentive Stock Option shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted, as the Committee determines. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, such price per share, if required by the Code at the time of grant, shall not be less than 110% of the Fair Market Value of the shares on the date the option is granted.

                  The price per share deliverable upon the exercise of each Nonqualified Stock Option shall not be less than the higher of (i) the net tangible assets per share of the Company as of the end of the fiscal year immediately preceding the date of such grant, or (ii) 80% of the Fair Market Value of the shares on the date the option is granted, as the Committee determines.

         (b) Cash Exercise. Options may be exercised in whole or in part upon payment of the exercise price of the shares to be acquired. Payment shall be made in cash or, in the discretion of the Committee, in shares previously acquired by the participant or a combination of cash and shares of Common Stock. The Fair Market Value of shares of Common Stock tendered on exercise of options shall be determined on the date of exercise.

         (c) Cashless Exercise. Options may be exercised in whole or in part upon delivery to the Secretary of the Company of an irrevocable written notice of exercise. The date on which such notice is received by the Secretary shall be the date of exercise of the option, provided that within five business days of the delivery of such notice the funds to pay for exercise of the option are delivered to the Company by a broker acting on behalf of the optionee




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                   either in connection with the sale of the shares underlying the option or in connection with the making of a margin loan to the optionee to enable payment of the exercise price of the option. In connection with the foregoing, the Company will provide a copy of the notice of exercise of the option to the aforesaid broker upon receipt by the Secretary of such notice and will deliver to such broker, within five business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of shares underlying the option that have been sold by such broker for the optionee.

         (d) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part in less than one year or, in the case of a Nonqualified Stock Option, more than ten years and one day from the date it is granted, or, in the case of an Incentive Stock Option, ten years from the date it is granted; and, in the case of the grant of an Incentive Stock Option to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, in no event shall such option be exercisable, if required by the Code at the time of grant, more than five years from the date of the grant. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as is designated by the Committee. The Committee may accelerate the time at which any option may be exercised in whole or in part. Unless otherwise provided herein, an optionee may exercise an option only if he or she is, and has continuously been since the date the option was granted, an employee of the Company or a subsidiary. Prior to the exercise of the option and delivery of the stock represented thereby, the optionee shall have no rights to any dividends or be entitled to any voting rights on any stock represented by outstanding options.

         (e) Limitations on Grants. If required by the Code at the time of grant of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the grant date) of shares for which such option is exercisable for the first time during any calendar year may not exceed US$100,000.




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         (f)      Termination of Employment; Change in Control.  If a
                  participant ceases to be an officer, employee, or director of the Company or any subsidiary due to death or Disability, each of the participant's options that was granted at least one year prior to death or Disability shall become fully vested and exercisable and shall remain so for a period of one year from the date of termination of employment, but in no event after its expiration date; and all options granted to such participant less than one year prior to death or Disability shall be forfeited.

                           If a participant ceases to be an officer, employee
                  or director of the Company or any subsidiary upon the occurrence of his or her Retirement, each of his or her options granted at least one year prior to Retirement shall become fully vested and exercisable and shall remain so for a period of five years from the date of Retirement, but in no event after its expiration date, provided that the participant does not engage in Competition during that five-year period unless he receives written consent to do so from the Board. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code. All options granted to such participant less than one year prior to Retirement shall be forfeited.

                           If a participant ceases to be an officer or employee
                  of the Company or any subsidiary due to Cause, all of his or her options shall be forfeited.

                           If a participant ceases to be an officer or employee
                  of the Company or any subsidiary for any reason other than death, Disability, Retirement or Cause, each of his or her options that was exercisable on the date of termination shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of termination of employment, but in no event after its expiration date; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board. All of the participant's options that were not exercisable on the date of such termination shall be forfeited.

                           Notwithstanding anything to the contrary herein, if
                  a participant ceases to be an officer, employee or director of the Company or any subsidiary, for any reason other than Cause, the Committee at its sole discretion may accelerate the vesting of any option so that it will





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                   become fully vested and exercisable as of the date of such participant's termination of employment. If there is a Change in Control of the Company, there will be an automatic acceleration of the vesting of any outstanding option so that it will become fully vested and exercisable as of the date of the Change in Control.

7.       Withholding of Taxes.

         The Company may require, as a condition to any grant under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Committee, in its sole discretion, may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the participant. The Fair Market Value of shares of Common Stock withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes, provided that the Company shall not sell any such shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act.

8.       Written Agreement.

         Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

9.       Transferability.

         No option granted under the Plan shall be transferable by an employee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. An option may be exercised only by the optionee or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.



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10.      Listing and Registration.

         If the Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such option may be exercised in whole or in part or no shares issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

11.      Transfer of Employee.

         Transfer of an employee from the Company to a subsidiary, from a subsidiary to the Company, and from one subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or by contract.

12.      Adjustments.

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by grants made under the Plan, and in the exercise price of outstanding options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all options that were granted hereunder and that are outstanding on the date of such event shall be assumed by the surviving or continuing corporation.

13.      Termination and Modification of the Plan.

         The Board of Directors, without further approval of the shareholders, may modify or terminate the Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of the Plan, except that (i) no modification, suspension or termination of the Plan may, without the consent of the grantee affected, alter or impair any grant previously made under the Plan, and (ii) no modification shall become effective without prior approval of the stockholders of the Company that would (a) increase (except as provided in Section 12) the maximum number of shares reserved for issuance under the Plan; (b) change the




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         classes of employees eligible to be participants; or (iii) materially increase the benefits accruing to participants in the Plan.

                  With the consent of the grantee affected thereby, the Committee may amend or modify the grant of any outstanding option in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which an option becomes exercisable. The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

14.      Commencement Date; Termination Date.

         The date of commencement of the Plan shall be March 31, 1995. Unless previously terminated, the Plan shall terminate at the close of business on March 31, 2005.

15.      Cash Awards.

         The Committee may authorize cash awards to any participant receiving shares under the Plan in order to assist such participant in meeting his or her tax obligations with respect to such shares.

16.      Provisions Applicable Solely to Insiders.

         The following provisions shall apply only to persons who are subject to Section 16 of the Securities Exchange Act of 1934 with respect to securities of the Company ("Insiders"):

         (a) No Insider shall be permitted to transfer any securities of the Company acquired by him, except to the extent permitted by 17 C.F.R.ss.240.16a-2(d)(1), upon the exercise of any Incentive Stock Option or Nonqualified Stock Option, until at least six months and one day after the later of (i) the day on which such security is granted to the participant or (ii) the day on which the exercise or conversion price of such security is fixed.

         (b) An Insider may elect to have shares withheld from a grant made under the Plan or tender shares to the Company in order to satisfy the tax withholding consequences of a grant made under the Plan, only during the period beginning on the third business day following the date on which the Company releases the financial information specified in 17 C.F.R.ss.240.16b-3(e)(1)(ii) and ending on the twelfth business day following such date.


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         (c)      Notwithstanding Section 19 (b)(ii) hereof, an Insider may
                  elect to have shares withheld from a grant made under the Plan in order to satisfy tax withholding consequences thereof by providing the Company with a written election to so withhold at least six months in advance of the withholding of shares otherwise issuable upon exercise of an option.

         The China Resources Development, Inc., 1995 Stock Option Plan was amended and restated pursuant to (i) a resolution of the Board of Directors of the corporation unanimously adopted at a special meeting of the Board held on November 29, 1996, and (ii) a vote by the shareholders of the corporation holding at least a majority of each class of stock outstanding and entitled to vote, at the annual meeting of shareholders held on December 30, 1996.



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